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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors of
UCAR International Inc.

    We consent to incorporation by reference in this Registration Statement on Form S-3 of UCAR International Inc. of our report dated February 15, 2001 relating to the consolidated financial statements of UCAR International Inc. and Subsidiaries, which report is included and incorporated by reference in Registration Statement No. 333-63848.

    We also consent to the reference to our firm under the heading "Experts" in the prospectus incorporated by reference in this Registration Statement.

/s/ KMPG LLP

Nashville, Tennessee
July 24, 2001